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                                                                    Exhibit 4.14

                              AMENDMENT NUMBER 4 TO
                          REGISTRATION RIGHTS AGREEMENT

        THIS AMENDMENT NUMBER 4 (the "Amendment") to the Registration Rights Agreement dated as of December 30, 1994, as amended by Amendment Number 1 dated February 21, 1996, Amendment Number 2 dated June 10, 1996 and Amendment No. 3 dated August 6, 1997 (the "Rights Agreement"), is made as of June 5, 1998, by and among Aureal Semiconductor Inc., a Delaware corporation (the "Company"), TCW Special Credits, as agent and on behalf of the funds and accounts set forth on
Schedule I hereto ("TCW Special Credits") and B III Capital Partners, L.P. ("B III"), and each as a purchaser of the Company's Convertible Series B Preferred Stock issued pursuant to the 8% Series B Convertible Preferred Stock Purchase Agreement dated June 5, 1998 (the "Series B Agreement"), by and between the Company, TCW Special Credits and B III (the "Series B Holders"), and the Prior Holders (as defined below). Unless specifically designated otherwise, the capitalized terms herein shall have the same meanings given them in the Rights Agreement.

                                    RECITALS

        A. The Company and TCW are parties to the Rights Agreement pursuant to which the Company granted certain registration rights for the benefit of TCW.

        B. The Company, TCW, Appaloosa, Copernicus, and Galileo (collectively, the "No. 1 Prior Holders") amended the Rights Agreement pursuant to Amendment Number 1 to Registration Rights Agreement dated February 21, 1996 to grant equal registration rights to all the No. 1 Prior Holders and to make each of the No. 1 Prior Holders a party to the Rights Agreement.

        C. The Company, the No. 1 Prior Holders and the purchasers set forth on Exhibit A to the Common Stock Purchase Agreement dated June 10, 1996, amended the Rights Agreement pursuant to Amendment Number 2 to Registration Rights Agreement dated June 10, 1996 (such purchasers and the No. 1 Prior Holders are collectively referred to herein as the "No. 2 Prior Holders") to grant equal registration rights to the No. 2 Prior Holders and to make each of the No. 2 Prior Holders a party to the Rights Agreement.

        D. The Company, the No. 1 Prior Holders, the No. 2 Prior Holders and the purchasers set forth on Exhibit A to the Unit Purchase Agreement dated August 6, 1997, amended the Rights Agreement pursuant to Amendment Number 3 to Registration Rights Agreement dated August 6, 1997 (such purchasers and the No. 1 Prior holders and No. 2 Prior Holders are collectively referred to herein as the "No. 3 Prior Holders") to grant equal registration rights to the No. 3 Prior Holders and to make each of the No. 3 Prior Holders a party to the Rights Agreement.

        E. The No. 1 Prior Holders, the No. 2 Prior Holders and the No. 3 Prior Holders are collectively referred to herein as the Prior Holders and are set forth on Schedule 1 hereto.


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        F. The Company and the Prior Holders now wish to amend the Rights
Agreement, as amended, in order to grant equal registration rights to the Series B Holders and to make each of the Series B Holders a party to the Rights Agreement, as amended.

                                    AGREEMENT

        NOW THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto agree to amend certain provisions of the Rights Agreement as set forth below:

               1. Section 1 of the Rights Agreement shall be amended to define the following terms as follows:

        Registrable Shares shall mean (i) all shares of New Common Stock originally issued to or purchased in the future by TCW, (ii) all shares of Common Stock issued to the Prior Holders pursuant to the Common Stock Purchase Agreements dated February 21, 1996, March 11, 1996 and June 10, 1996, by and among the Company and such Prior Holders, (iii) all shares of Common Stock issued pursuant to the Unit Purchase Agreement dated August 6, 1997 by and among the Company and such Prior Holders (the "Unit Purchase Agreement"), (iv) all Warrant Shares issued upon exercise of the Warrants (as defined in the Unit Purchase Agreement), (v) shares of Common Stock issuable upon exercise of warrants issued pursuant to the Second Amended and Restated Loan Agreement dated August 6, 1997 (the "Loan Agreement") between the Company and TCW (including 450,000 shares of Common Stock issuable upon exercise of warrants issued to B III Capital Partners as a participant under the Loan Agreement) and (vi) shares of Common Stock issuable upon conversion of the shares of the Company's Series B Preferred Stock issued to the Series B Holders pursuant to the Series B Agreement and Certificate of Designation for the Company's Series B Preferred Stock. As to any particular Registrable Shares, such shares shall cease to be Registrable Shares when (A) such shares shall have been transferred, new certificates for such shares not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of such shares shall not require registration or qualification under the Securities Act or any similar state law then in force, or (B) such shares shall have ceased to be outstanding.

               2. Section 4(a) of the Rights Agreement, as amended, shall be amended and restated in its entirety to provide as follows:

                      (a) The Company has registered the Registrable Shares, other than those described in Section 1(vi) and certain of those described in
Section 1(i) herein (collectively, the "Unregistered Registrable Shares"), on Form S-3 (No. 333-3870) (the "Initial Shelf Registration"). The Company will use its best efforts to include the Unregistered Registrable Shares in the Initial Shelf Registration. If not included in the Initial Shelf Registration within ninety (90) days after the Closing under the Series B Agreement, the Company will file a Subsequent Shelf Registration within ninety (90) days after the Closing under the Series B Agreement and will use its best efforts to have such Subsequent Shelf Registration declared effective by the SEC. The Company shall not permit any securities other than the Registrable


                                       2


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Shares to be included in the Initial Shelf Registration or any Subsequent Shelf
Registration. The Company shall use its best efforts to keep the Initial Shelf Registration continuously effective under the Securities Act until (i) all Registrable Shares covered by the Initial Shelf Registration have been sold in the manner set forth and as contemplated in the Initial Shelf Registration or
(ii) a Subsequent Shelf Registration covering all of the Registrable Shares has been declared effective under the Securities Act and the Registrable Shares covered thereby have been sold in the manner set forth and as contemplated in such Subsequent Shelf Registration (the "Effectiveness Period").

               3. Except as amended hereby, the Rights Agreement dated December 30, 1994, as amended on February 21, 1996, on June 10, 1996 and on August 6, 1997, remains in full force and effect.

               4. By its signature hereto, each of the Series B Holder becomes a party to the Rights Agreement.


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           IN WITNESS WHEREOF, the parties have executed this Amendment Number 4 to the Registration Rights Agreement as of the day and year first above written.

                                    THE COMPANY:

                                    AUREAL SEMICONDUCTOR INC.


                                    By:  /s/ David J. Domeier
                                       -------------------------------
                                    Name:  David J. Domeier
                                    Title: Vice President of Finance and
                                           Chief Financial Officer


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                          COUNTERPART SIGNATURE PAGE TO
                              AMENDMENT NUMBER 4 TO
                          REGISTRATION RIGHTS AGREEMENT


                                         SERIES B and
                                         PRIOR HOLDERS:

                                         TCW Special Credits, as agent
                                         By TCW Asset Management Company



                                         By:        /s/ Richard Masson
                                                    ----------------------------
                                         Name:      Richard Masson
                                                    ----------------------------
                                         Title:     Authorized Signatory
                                                    ----------------------------

                                         By:        /s/ Kenneth Liang
                                                    ----------------------------
                                         Name:      Kenneth Liang
                                                    ----------------------------
                                         Title:     Authorized Signatory
                                                    ----------------------------


                                         THE COPERNICUS FUND, L.P.
                                         By:        DDJ Copernicus, LLC, its
                                                    General Partner



                                         By:        /s/ Daniel G. Harmetz
                                                    ----------------------------
                                         Name:      Daniel G. Harmetz
                                                    ----------------------------
                                         Title:     Member
                                                    ----------------------------



                                         THE GALILEO FUND, L.P.



                                         By:        /s/ Daniel G. Harmetz
                                                    ----------------------------
                                         Name:      Daniel G. Harmetz
                                                    ----------------------------
                                         Title:     Member
                                                    ----------------------------


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                                         SERIES B and
                                         PRIOR HOLDERS (Continued):



                                         B III CAPITAL PARTNERS, L.P.
                                         By:        DDJ Capital III, LLC, its
                                                    General Partner
                                         By:        DDJ Capital Management, LLC,
                                                    its Manager



                                         By:        /s/ Daniel G. Harmetz
                                                    ----------------------------
                                         Name:      Daniel G. Harmetz
                                                    ----------------------------
                                         Title:     Member
                                                    ----------------------------